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                                                                Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the use in this Registration Statement on Form SB-2 of our report dated September 20, 1996 (except for Note 4 which is dated September 27,
1996) relating to the financial statements of Long Distance Direct Holdings, Inc. for the years ended December 31, 1995 and December 31, 1994, respectively, and the reference to our firm under the caption "EXPERTS" in the Prospectus.

                                             Adelman, Katz & Mond, LLP
                                             Certified Public Accountants

New York, NY
December 16, 1996


                       LONG DISTANCE DIRECT HOLDINGS, INC.
                                    FORM SB-2
                                  EXHIBIT 23.1